                     AGREEMENT AND FOURTH AMENDING AGREEMENT


          AGREEMENT AND FOURTH AMENDING AGREEMENT ("Agreement") dated as of March 24, 1995 between CONSOLIDATED RUTILE LIMITED, a corporation organized under the laws of the State of Queensland, Commonwealth of Australia ("CRL"), and NORD RESOURCES CORPORATION, a Delaware corporation ("NORD").

                              W I T N E S S E T H :

          WHEREAS, CRL and NORD entered into a Stock Purchase Agreement, dated as of June 28, 1993, as amended by an Extension Agreement, dated November 5, 1993, and as further amended by the Amending Agreement, dated as of November 17, 1993, a Second Amending Agreement, dated as of December 12, 1994, and a Third Amending Agreement, dated as of February 16, 1995 (as so amended, the "Stock Purchase Agreement"), which sets out the terms and conditions for the purchase by CRL from NORD of a 50% interest in Sierra Rutile Limited ("SIERRA") and the concurrent transfer by CRL and NORD of their respective interests in SIERRA to SIERRA RUTILE HOLDINGS LIMITED ("HOLDINGS") in exchange for shares in HOLDINGS; and

          WHEREAS, NORD and CRL wish to memorialize their agreement concerning the Adjustment Amount and to make certain amendments to the Stock Purchase Agreement on the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements contained herein and in the Stock Purchase Agreement, the parties hereto agree as follows:

          1. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement.

          2. NORD and CRL have resolved all of CRL's objections to the Audited Closing Financial Statements and all disputes relating thereto have been settled. NORD and CRL hereby agree that the Adjustment Amount (as provided for in Section 2(c)(v) of the Stock Purchase Agreement) shall be US$2,000,000 to be paid to NORD and CRL covenants and agrees that it shall, within two (2) days after the date of this Agreement, wire transfer the Adjustment Amount to a bank account designated by NORD.

          3. In connection with the resolution of all disputes relating to the Audited Closing Financial Statements, NORD and CRL hereby covenant and agree that, notwithstanding anything to the contrary contained in the Stock Purchase Agreement, neither party shall have or be entitled to assert any claim, right or Loss against the other party relating to, arising out of or in connection with any covenant, representation or warranty made by the other party under the Stock Purchase Agreement, including,


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without limitation, any such claim for Losses under Section 11 of the Stock
Purchase Agreement. Notwithstanding the foregoing, nothing in this Agreement shall in any way limit or otherwise affect the rights of either party to assert any right, claim or Loss against the other party under, or to enforce any covenant, representation, warranty or indemnity made by the other party in, Sections 7(e), 7(l), 7(p), 13 or 16 of the Stock Purchase Agreement.

          4. In furtherance and not limitation of Section 3 of this Agreement, CRL and NORD covenant and agree that the representations and warranties set forth in Sections 5 and 6 of the Stock Purchase Agreement are hereby extinguished and terminated effective the date hereof.

          5. This Agreement will be governed by, and construed and interpreted in accordance with the laws of the State of New York applicable to agreements executed in and performed entirely within such State and without reference to any conflict of law principles thereof.

          6. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective only when one or more counterparts shall have been signed by each party and delivered to the other party.

          7. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

          8. Each party hereto shall pay, without right of reimbursement from the other party, all the costs incurred by it incident to the preparation, execution and delivery of, and performance of its obligations under this Agreement.

          9. This Agreement may be amended, or any performance, term or condition waived in full or part, only by a writing signed by a person authorized to so bind each party (in the case of an amendment) or the waiving party (in the case of a waiver). No failure by any party to take any action with respect to a breach by the other party of this Agreement or a default by the other party hereunder shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or


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default.  A waiver by any party or any breach or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.

          10. No party shall assign this Agreement or any of its rights, benefits, obligations or remedies hereunder or any of its other interests herein without the prior written consent of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns.

          11. This Agreement constitutes the entire and only agreement between the parties with respect to the subject of the matter hereof, and any and all prior arrangements, representations, promises, understandings and conditions in connection with the matters covered by this Agreement and any representations, promises or conditions not expressly incorporated herein or expressly made a part hereof shall not be binding upon any party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


CONSOLIDATED RUTILE LIMITED        NORD RESOURCES CORPORATION



By:  /s/ J. Scott                  By:  /s/ Terence H. Lang
     ----------------------------       ---------------------------------------
Name:     J. Scott                 Name:     Terence H. Lang
Title:    Chief Executive Officer  Title:    Sr. Vice President-
                                              Finance


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